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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Heska Corporation:

        We consent to the incorporation by reference in the Registration Statements File Nos. 333-55602 and 333-76374 (Form S-3), and 333-102871, 333-89738, 333-82096, 333-55112, 333-39448, 333-38138, 333-72155, 333-47129, 333-34111, 333-30951, 333-106679, and 333-123196 (Form S-8) of Heska Corporation and subsidiaries of our report dated March 30, 2005, with respect to the consolidated balance sheets of Heska Corporation and subsidiaries as of December 31, 2003 and 2004, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004 and related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of Heska Corporation and subsidiaries.

/s/ KPMG LLP
Denver, Colorado March 30, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM